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                                                                    EXHIBIT 4.6

                       RESTRICTED SHARES AWARD AGREEMENT

GRANTED TO:          SOCIAL SECURITY NO.        GRANT DATE             NUMBER OF RESTRICTED
                                                                       SHARES





THE CHARLES SCHWAB CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"), HEREBY GRANTS YOU (THE "GRANTEE") AN AWARD OF RESTRICTED SHARES AS OF THE GRANT DATE SHOWN ABOVE (THE "RESTRICTED SHARES"), SUBJECT TO ALL THE TERMS AND CONDITIONS IN THIS AGREEMENT AND THE 1992 STOCK INCENTIVE PLAN (THE "PLAN"). THIS GRANT IS MADE AS A SEPARATE INCENTIVE IN CONNECTION WITH YOUR EMPLOYMENT AND NOT IN LIEU OF ANY SALARY OR OTHER COMPENSATION FOR YOUR SERVICES.

RESTRICTION ON TRANSFER.

THE RESTRICTED SHARES AWARDED UNDER THIS AGREEMENT WILL BE ISSUED IN YOUR NAME AND HELD BY THE SECRETARY OF THE COMPANY AS ESCROW AGENT (THE "ESCROW AGENT"), AND MAY NOT BE SOLD, TRANSFERRED, OTHERWISE DISPOSED OF, PLEDGED OR OTHERWISE HYPOTHECATED (WHETHER VOLUNTARILY, INVOLUNTARILY, BY OPERATION OF LAW OR OTHERWISE). UNTIL AFTER _________________ (THE "RESTRICTION ON TRANSFER"). THE CERTIFICATE OR CERTIFICATES REPRESENTING SUCH SHARES SHALL BE DELIVERED BY THE ESCROW AGENT TO YOU ONLY AFTER __________________ AND AFTER ALL OTHER TERMS AND CONDITIONS IN THIS AGREEMENT HAVE BEEN SATISFIED.

IF YOU TRY TO TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THE RESTRICTED SHARES OR OF ANY RIGHT OR PRIVILEGE PROVIDED IN THIS AGREEMENT OR UNDER THE PLAN BEFORE THE RESTRICTION ON TRANSFER IS LIFTED, OR IF YOU TRY TO SELL THIS AWARD UNDER ANY EXECUTION, ATTACHMENT OR SIMILAR PROCESS, THIS AWARD AND THE RIGHTS AND PRIVILEGES PROVIDED IN THIS AGREEMENT WILL IMMEDIATELY BECOME NULL AND VOID.

LIFTING OF RESTRICTION ON TRANSFER

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE RESTRICTION ON TRANSFER WILL BE LIFTED AND THE CERTIFICATE OR CERTIFICATES REPRESENTING THE RESTRICTED SHARES WILL BE DELIVERED TO YOU OR YOUR ESTATE IN THE FOLLOWING
CIRCUMSTANCES:

(1) IN THE EVENT OF YOUR DEATH, PERMANENT DISABILITY OR RETIREMENT. FOR PURPOSES OF THIS AGREEMENT, "PERMANENT DISABILITY" SHALL MEAN THAT YOU ARE UNABLE TO ENGAGE IN ANY SUBSTANTIAL GAINFUL ACTIVITY BY REASON OF ANY MEDICALLY DETERMINABLE PHYSICAL OR MENTAL IMPAIRMENT WHICH HAS LASTED, OR CAN BE EXPECTED TO LAST, FOR A CONTINUOUS PERIOD OF NOT LESS THAN TWELVE (12) MONTHS OR WHICH CAN BE EXPECTED TO RESULT IN DEATH;

(2) IN THE EVENT THAT THE COMPENSATION COMMITTEE (THE "COMMITTEE") DETERMINES THAT A CHANGE IN CONTROL OF THE COMPANY HAS OCCURRED, OR IN THE EVENT OF THE LIQUIDATION OR DISSOLUTION OF THE COMPANY; OR

(3) IN THE EVENT THAT THE COMMITTEE DECIDES, IN ITS ABSOLUTE DISCRETION, TO LIFT THE RESTRICTION ON TRANSFER OF THE RESTRICTED SHARES.

VESTING AND RIGHTS AS A STOCKHOLDER.

SUBJECT TO THE RESTRICTION ON TRANSFER, THE RESTRICTED SHARES AWARDED BY THIS AGREEMENT SHALL BE 100% VESTED AS OF THE DATE OF THIS AGREEMENT.

AFTER THE SHARES ARE ISSUED, RECORDED AND DELIVERED TO THE ESCROW AGENT, YOU WILL HAVE ALL RIGHTS OF A STOCKHOLDER OF THE COMPANY WITH RESPECT TO VOTING SUCH SHARES AND RECEIPT OF DIVIDENDS AND DISTRIBUTIONS ON SUCH SHARES.

IF THE COMPANY'S COMMON STOCK IS INCREASED, REDUCED OR OTHERWISE CHANGED AS A RESULT OF A STOCK DIVIDEND, STOCK SPLIT, RECLASSIFICATION, RECAPITALIZATION, COMBINATION OF SHARES OR THE ADJUSTMENT IN CAPITAL STOCK OF THE COMPANY OR OTHERWISE, OR AS A RESULT OF A MERGER, CONSOLIDATION, SPIN-OFF OR OTHER REORGANIZATION, YOU, AS AN OWNER OF THESE RESTRICTED SHARES (THE "PRIOR SHARES") WILL BE ENTITLED TO NEW OR ADDITIONAL OR DIFFERENT SHARES OF STOCK OR SECURITIES (OTHER THAN RIGHTS OR WARRANTS TO PURCHASE SECURITIES). SUCH NEW OR ADDITIONAL OR DIFFERENT SHARES OF SECURITIES WILL BE CONSIDERED TO BE RESTRICTED SHARES AND WILL BE SUBJECT TO ALL OF THE CONDITIONS AND RESTRICTIONS WHICH WERE APPLICABLE TO THE PRIOR SHARES. IF YOU RECEIVE RIGHTS OR WARRANTS WITH RESPECT TO ANY PRIOR SHARES, SUCH RIGHTS OR WARRANTS MAY BE HELD OR EXERCISED BY YOU PROVIDED THAT UNTIL SUCH EXERCISE ANY SUCH RIGHTS OR WARRANTS AND AFTER SUCH EXERCISE ANY SHARES OR OTHER SECURITIES ACQUIRED BY THE EXERCISE OF SUCH RIGHTS OR WARRANTS WILL BE CONSIDERED TO BE RESTRICTED SHARES AND WILL BE SUBJECT TO ALL OF THE CONDITIONS AND RESTRICTIONS WHICH WERE APPLICABLE TO THE PRIOR SHARES. THE COMMITTEE IN ITS ABSOLUTE DISCRETION AT ANY TIME MAY LIFT THE RESTRICTION ON TRANSFER ON ALL OR ANY PORTION OF SUCH NEW OR ADDITIONAL SHARES OF STOCK OR SECURITIES, RIGHTS OR WARRANTS TO PURCHASE SECURITIES OR SHARES OR OTHER SECURITIES ACQUIRED BY THE EXERCISE OF SUCH RIGHTS OR WARRANTS.

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PAYMENT OF PAR VALUE AND TAX WITHHOLDING

THE COMPANY WILL CONTRIBUTE TO THE CAPITAL OF THE COMPANY FOR YOU, AS AN AWARD RECIPIENT, AN AMOUNT EQUAL TO THE PAR VALUE OF THE RESTRICTED SHARES ISSUED UNDER THIS AGREEMENT, NOTWITHSTANDING THE PROVISIONS OF SECTION 7.2 OF THE PLAN.

THE COMPANY WILL PAY TO THE APPLICABLE TAXING AUTHORITIES THE AMOUNTS NECESSARY TO SATISFY ANY INCOME TAX WITHHOLDING OBLIGATIONS THAT ARISE BECAUSE OF THE ISSUANCE TO YOU OF THE RESTRICTED SHARES, NOTWITHSTANDING THE PROVISIONS OF
SECTION 13.1 OF THE PLAN. THE COMPANY WILL PAY YOU, ON OR BEFORE THE LAST DAY OF 1993, AN ADDITIONAL AMOUNT (THE "GROSS-UP AMOUNT") EQUAL TO THE U.S. FEDERAL AND STATE INCOME TAXES REQUIRED TO BE PAID BY YOU (AFTER TAKING INTO ACCOUNT WITHHOLDING TAXES PAID ON YOUR BEHALF) BECAUSE OF THE ISSUANCE OF THESE RESTRICTED SHARES, THE PAYMENT OF ANY RELATED WITHHOLDING TAXES AND THE PAYMENT OF THE GROSS-UP AMOUNT. TO DETERMINE THE GROSS-UP AMOUNT, YOU WILL BE DEEMED TO BE SUBJECT TO U.S. FEDERAL AND STATE INCOME TAXES AT THE HIGHEST STATED MARGINAL RATES OF TAXATION APPLICABLE TO YOUR ORDINARY INCOME DURING 1993, LESS THE MAXIMUM REDUCTION IN FEDERAL INCOME TAXES WHICH COULD BE OBTAINED FROM DEDUCTION OF SUCH STATE INCOME TAXES. IN MAKING THE TAX CALCULATION, YOU WILL BE TREATED AS HAVING NO DEDUCTIONS OR CREDITS AVAILABLE TO REDUCE YOUR INCOME TAXES AND AS IF YOU HAD NO GROSS INCOME DURING 1993 OTHER THAN FROM YOUR EMPLOYMENT WITH THE COMPANY.

THE PAYMENT OF THE AMOUNT BY THE COMPANY TO OR FOR YOUR BENEFIT DESCRIBED IN THE ABOVE PARAGRAPHS, WILL BE TREATED AS ADDITIONAL COMPENSATION PAID TO YOU, SUBJECT TO WITHHOLDING AS REQUIRED BY APPLICABLE LAW.

PLAN ADMINISTRATION

THE COMMITTEE SHALL HAVE THE POWER TO INTERPRET AND CONSTRUE THE PLAN AND THIS AGREEMENT, TO ADOPT SUCH RULES FOR THE ADMINISTRATION, INTERPRETATION AND APPLICATION OF THE PLAN AND TO INTERPRET OR REVOKE ANY SUCH RULES. ALL ACTIONS TAKEN AND ALL INTERPRETATIONS AND DETERMINATIONS MADE BY THE COMMITTEE IN GOOD FAITH SHALL BE FINAL AND BINDING UPON YOU, YOUR ESTATE, THE COMPANY AND ALL OTHER INTERESTED PERSONS. NO MEMBER OF THE COMMITTEE SHALL BE PERSONALLY LIABLE FOR ANY ACTION, DETERMINATION OR INTERPRETATION MADE IN GOOD FAITH WITH RESPECT TO THE PLAN OR THIS AGREEMENT.

THIS AGREEMENT IS SUBJECT TO ALL THE TERMS AND PROVISIONS OF THE PLAN. IN THE EVENT OF A CONFLICT BETWEEN ONE OR MORE PROVISIONS OF THIS AGREEMENT AND ONE OR MORE PROVISIONS OF THE PLAN, THE PROVISIONS OF THE PLAN SHALL GOVERN. TERMS USED IN THIS AGREEMENT THAT ARE NOT DEFINED IN THIS AGREEMENT SHALL HAVE THE MEANING SET FORTH IN THE PLAN.

SUBJECT TO THE LIMITATION ON THE TRANSFERABILITY OF THE RESTRICTED SHARES, THIS AGREEMENT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE HEIRS, LEGATEES, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF YOU AND THE COMPANY.

ANY NOTICE TO BE GIVEN TO THE COMPANY UNDER THE TERMS OF THIS AGREEMENT SHALL BE WRITTEN AND ADDRESSED TO THE COMPANY, IN CARE OF ITS SECRETARY, 101 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA 94104, OR AT ANOTHER ADDRESS THE COMPANY MAY DESIGNATE IN WRITING. ANY NOTICE GIVEN TO YOU SHALL BE ADDRESSED TO YOU AT THE ADDRESS GIVEN BELOW UNDER YOUR SIGNATURE, OR AT ANY SUBSEQUENT ADDRESS YOU MAY DESIGNATE IN WRITING.

IF ANY PROVISION OF THIS AGREEMENT SHALL BE HELD INVALID OR UNENFORCEABLE, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT HAVE ANY EFFECT ON THE REMAINING PROVISIONS OF THIS AGREEMENT.

THE CHARLES SCHWAB CORPORATION


BY: _____________________________________

TITLE:______________________________________

I, THE ABOVE NAMED GRANTEE, BY AFFIXING MY SIGNATURE BELOW,
ACKNOWLEDGE RECEIPT OF THIS RESTRICTED SHARE AGREEMENT AND
AGREE TO THE TERMS AND CONDITIONS STATED ABOVE.

         _____________________________________________________________
            (SIGNATURE OF GRANTEE)                              (DATE)

         _____________________________________________________________

         _____________________________________________________________
            (ADDRESS)

RETURN TO:    THE CHARLES SCHWAB CORPORATION
              SECRETARY
              101 MONTGOMERY STREET
              SAN FRANCISCO, CALIFORNIA 94104